UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2009
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Pacific Premier Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission on August 28, 2009 (the “Initial Form 8-K”).

ITEM 5.02 (b)  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously disclosed in the Initial Form 8-K, on August 27, 2009, John Shindler notified the Company and Pacific Premier Bank (the “Bank”) of his resignation as Executive Vice President and Chief Financial Officer of the Company and the Bank.  Mr. Shindler’s resignation was effective as of August 26, 2009.

The Bank and Mr. Shindler entered into a Separation Agreement and General Release (the “Separation Agreement”) effective as of September 9, 2009.  The Separation Agreement provides for the payment to Mr. Shindler of $167,500, less legally required withholdings and deductions, which will be paid in two installments.  The first installment, in the amount of $66,000, will be paid on September 10, 2009 and the second (and final) installment, in the amount of $101,500, will be paid on the first business day after January 1, 2010.  .  In addition, under the terms of the Separation Agreement, Mr. Shindler will receive a retirement benefit pay in the total amount of approximately $167,854, less legally required withholdings and deductions (the "Retirement Benefit Pay").  The Retirement Benefit Pay will be paid in 180 equal monthly installments of approximately $932 each, beginning on April 1, 2010, with subsequent payments to be made on the same day of each month thereafter.

Pursuant to the terms of the Separation Agreement, Mr. Shindler has agreed to provide certain transition services for six months and has agreed to a general release of claims against the Bank and its affiliated entities, the non-solicitation of the Bank’s employees for a period of two years, maintaining confidential information of the Bank and other terms customary for such agreements.  The Seperation Agreement terminates the Salary Continuation Agreement dated April 1, 2006, between the Bank and Mr. Shindler and the Bank has no further obligations thereunder.

The employment agreement, dated December 19, 2007, between the Bank and Mr. Shindler terminated upon the effectiveness of Mr. Shindler’s resignation pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 PACIFIC PREMIER BANCORP, INC.

Dated:  September 15, 2009                                        By:              /s/ STEVEN R. GARDNER
          Steven R. Gardner
          President and Chief Executive Officer